UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2010
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street
P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(810) 629-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
     On November 4, 2010, Fentura Financial, Inc. (the “Company”) entered into a Written Agreement with the Federal Reserve Bank of Chicago (the “FRB”). Among other things, the Written Agreement requires that the Company obtain the approval of the FRB prior to paying a dividend; requires that the Company obtain the approval of the FRB prior to making any distribution of interest, principal, or other sums on subordinated debentures or trust preferred securities; prohibits the Company from purchasing or redeeming any shares of its stock without the prior written approval of the FRB; requires the submission of a written capital plan, and; requires the Company to submit cash flow projections for the Company to the FRB on a quarterly basis.
     The foregoing description is qualified in its entirety by reference to the Written Agreement dated November 4, 2010 which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.02	Results of Operations and Financial Condition.
     The following information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     On November 12, 2010, Fentura Financial, Inc. issued a news release to report its financial results for the quarter and nine month period ended September 30, 2010. The release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number
10.1	Written Agreement with the FRB dated November 4, 2010
99.1	Press Release, dated November 12, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/Donald L. Grill
Donald L. Grill, President and Chief Executive
Officer

Dated: November 12, 2010

EXHIBIT INDEX

Exhibit Number
10.1	Written Agreement with the FRB dated November 4, 2010
99.1	Press Release, dated November 12, 2010

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